UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2010

Piedmont Office Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34626	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11695 Johns Creek Parkway, Ste 350, Johns Creek, Georgia 30097

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 418-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Multi-Year Performance Share Plan

On May 11, 2010, the compensation committee of the board of directors of Piedmont Office Realty Trust, Inc. (the “Company”) approved its 2010 Long Term Incentive Compensation Plan (the “2010 LTIC Plan”) for certain of its employees, including its named executive officers. In addition to an annual opportunity to earn restricted stock grants (materially consistent with the Company’s past practice), the 2010 LTIC Plan contains a Multi-Year Performance Share Compensation Program (the “Performance Share Program”). The general goal of the compensation committee is for each participant’s LTIC Plan opportunity to be divided equally between the annual restricted stock grant program and the Performance Share Program. However, during the initial three-year performance period of the Performance Share Program, each participant’s Performance Share opportunity (set forth in the table below) will be multiplied by 150% and each participant will have the opportunity to earn a portion of the shares annually. The purpose of this special treatment for the initial three-year performance period is to transition from the Company’s historic practice of making all awards over a one-year performance period to making a portion of awards over a three-year performance period, without negatively impacting each participant’s total annual award opportunity.

The Performance Share Program provides an opportunity to earn long term equity incentive compensation based on the Company’s performance over a three-year period. The Company’s performance will be measured by comparing the Company’s total stockholder return relative to the total stockholder return for a group of peer companies as determined by the Company’s compensation committee.

The compensation committee of the Company has established a threshold, target, and maximum payout potential for each participant. The threshold, target, and maximum payout potential for the Company’s named executive officers are as follows:

Named Executive Officer	Threshold	Target	Maximum
Donald A. Miller	$437,500	$875,000	$1,750,000
Robert E. Bowers	$175,000	$350,000	$700,000
Laura P. Moon	$37,500	$75,000	$150,000
Raymond L. Owens	$62,500	$125,000	$250,000
Carroll A. Reddic	$62,500	$125,000	$250,000

A target payout would be earned if the Company’s performance is at the median of the comparator group, and a threshold and maximum payout would be earned if the Company’s return is at the 25th and 75th percentile of the comparator group, respectively. If the Company’s return is between the 25th and 75th percentile, the payout will adjust on a straight-line basis.

At the beginning of each performance cycle, the threshold, target, and maximum payout potential will be converted into a specific number of shares based on the current stock price. Performance cycles will overlap, with a new three-year performance cycle beginning each year. For the initial 2010-2012 performance period, awards may be earned up to one-sixth of the total opportunity after the first year, up to 50% of the total opportunity (cumulatively) after the second year, and up to the full opportunity (cumulatively) after the third year. For performance cycles beginning after 2010, the Company expects that awards will be earned following the full three-year performance period only. Individual awards to each of the named executive officers will ultimately be determined by the Company’s compensation committee and will be made pursuant to the Company’s 2007 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Laura Moon
Laura Moon Senior Vice President and Chief Accounting Officer

Date: May 17, 2010